PLG Draft # 2 - October 31, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)    November 1, 2016

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Avenue, Suite 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2016 Mr. F. William Conner resigned as a member of the Board of Directors of Inuvo, Inc. Mr. Conner, who had been a member of our Board since June 2014, was also a member of the Nominating, Corporate Governance and Compensation Committee of the Board of Directors. There were no disagreements between us and Mr. Conner.

On November 1, 2016 the Board of Directors appointed Mr. Gordon J. Cameron and Mr. G. Kent Burnett to fill vacancies on the Board. Mr. Cameron was appointed as a Class I to serve until our 2018 annual meeting of stockholders, and Mr. Burnett was appointed as a Class II director to serve until our 2019 annual meeting of stockholders. Mr. Cameron was also appointed as a member of the Audit Committee and Mr. Burnett was also appointed as a member of the Nominating, Corporate Governance and Compensation Committee of the Board of Directors. Both Mr. Cameron and Mr. Burnett are independent directors within the meaning of Section 803 of the NYSE MKT Company Guide. There were no arrangements or understandings between either Mr. Cameron or Mr. Burnett and any other persons pursuant to which he was selected as a director of our company. Biographical information for each of Mr. Cameron and Mr. Burnett is set forth below.

Gordon J. Cameron. Mr. Cameron, 52, is a business transformation executive with three decades of success in growing businesses while managing risk. Mr. Cameron is currently an Executive Vice President in Retail Lending at PNC Financial Services, one of the largest diversified financial services institutions in the United States, where he serves as a credit risk executive, a position he has held since 2008. Prior to PNC Financial Services, Mr. Cameron was the Chief Credit Officer, Retail and Small Business Lending, at Canadian Imperial Bank of Commerce from 2005 to 2008. Mr. Cameron was the Chief Scientist Transaction Analytics, Global Account Management Solutions at Fair Isaac Corporation FICO from 2001 to 2005. Prior to his tenure with Fair Isaac Corporation, Mr. Cameron held executive positions at IeWild Inc., HNC Software Inc., Advanta National Bank/Fleet, The Cambell Group LTD and Fidelity Bank N.A. Mr. Cameron received a MBA from Widener University School of Management and a B.S. in Finance from Pennsylvania State University.

G. Kent Burnett. Mr. Burnett, 71, is a retired technology and ecommerce executive. Mr. Burnett joined Dillard’s, Inc., one of the nation’s largest fashion retailers, in 1979. Mr. Burnett held various executive level technology positions at Dillard’s, including Chief Information Officer, Western Division Chairman and from 2009 to 2016 was Vice President of Technology and Ecommerce. Prior to joining Dillard’s Mr. Burnett held various marketing, technology and engineering positions with IBM. Since 2012 he has been a member of the Board of Directors of First Orion Corp., a phone call protection and data provider, and from February 2012 to April 2013 he served as a member of the Board of Directors of Acumen Brands, an ecommerce retailer.

Item 7.01    Regulation FD Disclosure.

On November 1, 2016 Inuvo, Inc. issued a press release announcing the appointment of Messrs. Cameron and Burnett to the Board of Directors. A copy of this press release is Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Inuvo, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.            Description

99.1	Press release dated November 1, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: November 1, 2016	By: /s/ John Pisaris
John Pisaris, Esq., General Counsel

EXHIBIT 99.1

1